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     March 30, 2006



     Merrill Lynch Mortgage Investors, Inc.
     250 Vesey Street
     4 World Financial Center, 28th Floor
     New York, New York 10080

     Re: Merrill Lynch Mortgage Investors Trust
         Mortgage Loan Asset-Backed Certificates, Series 2006-WMC2
         ---------------------------------------------------------

     Ladies and Gentlemen:

     We have acted as counsel for Merrill Lynch Mortgage Investors, Inc. (the "Company"), in connection with the sale by the Company of approximately $1,205,046,100 in aggregate principal amount of Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed Certificates, Series 2006-WMC2 (the "Offered Certificates"). The Offered Certificates are issued under the terms of a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2006, by and among the Company, LaSalle Bank, N.A., as trustee (the "Trustee") and Wilshire Credit Corporation, as servicer (the "Servicer"). The Offered Certificates will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") for resale to the public pursuant to an Underwriting Agreement dated February 28, 2003, and the Terms Agreement dated March [___], 2006 (together, the "Underwriting Agreement") each between the Company and the Underwriter. Capitalized terms used and not defined herein have the meanings given to them in the Prospectus Supplement (as defined herein).

     We have examined a signed copy of the Registration Statement on Form S-3 (No. 333- 127233) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in the form in which it initially became effective (the "Registration Statement") and as amended to the date hereof, the Company's Prospectus (the "Prospectus") dated January 18, 2006 and the Prospectus Supplement dated March 28, 2006 (the "Prospectus Supplement"), relating to the Offered Certificates. We also have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Restated Certificate of Incorporation of the Company; (ii) the By-Laws of the Company; (iii) copies of certain unanimous consents adopted by the Board of Directors of the Company authorizing the issuance and sale of the Certificates and purchase of the Mortgage Loan documents. We have assumed that any documents executed by any party other than the Company are the legal, valid and binding obligation of such party. As to any facts material to the opinions expressed herein that we did not establish independently or verify, we have relied upon the truth, accuracy and completeness of the statements and representations of the

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Merrill Lynch Mortgage Investors, Inc.
March 30, 2006
Page 2


     Company, its officers and other representatives, the Trustee and others. Whenever the phrase "to the best of our knowledge" or "of which we are aware" is used herein, it refers in each case to the actual knowledge of the attorneys of this firm involved in the representation of the Company in this transaction.

     We express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for, will be validly issued, fully paid, nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters," without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement including this Exhibit.

     Very truly yours,

     /s/ Dechert LLP

     Dechert LLP